EXHIBIT 10.10

                      CANDELA LASER CORPORATION

                              AGREEMENT


AGREEMENT made as of the 8th day of August, 1994 by and between Candela Laser Corporation, a Delaware corporation (the "Company"), and Gerard E. Puorro ("Puorro" or the "Employee").

WHEREAS, the Company desires to employ Puorro and Puorro desires to be employed by the Company on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual covenants and obligations herein contained, it is mutually agreed between the parties hereto as follows:

1. Employment and Term. The Company hereby agrees to continue to employ the Employee and the Employee hereby agrees to serve as President and Chief Executive Officer of the Company. Both the Employee and the Company shall have the right to terminate the Employee's employment at any time upon notice to the other party provided in paragraph 3 hereof subject to the Company's obligation to pay termination benefits under certain circumstances as provided in paragraphs 3.D and 3.E.

2.  Compensation.

    A. Salary. In consideration of all of the services to be rendered by the Employee to the Company, the Company will continue to pay the Employee at his current base salary rate of $190,000 per annum, or such greater amount as the Company may, from time to time, determine. Such salary shall be payable in conformity with the Company's prevailing compensation practice, as such practice shall be established or modified from time to time.

    B. Benefits. The Employee will be entitled to continue to participate on the same basis with all other employees of the Company in the Company's standard benefit package generally available to all other employees of the Company, including the Company's group health, disability and life insurance programs.

    C. Loan Forgiveness. The Employee acknowledges that as of the date hereof, he is indebted to the Company in the principal amount of $45,000 under the terms of an interest-free loan from the Company. The Company agrees that one third or $15,000 of the above amount shall be forgiven on each of January 1, 1995, 1996 and 1997, respectively, provided that the Employee is still employed by the Company on each of such dates, or is in the "Severance Period" or "Extended Severance Period" set forth in Paragraph 3D hereof.

    D. Life Insurance. The Employee will be entitled to continue to participate on the same basis as all other executive officers of the Company in the Company's Officer (Split Dollar) Life Insurance Program ("Officer Life Program") with a death benefit of $500,000.

    E. Withholding Taxes. In each of the calendar years 1994 and 1995, the Company will offset withholding taxes due from Employee on income derived from a prior debt forgiveness of $28,000 in each of said years with cash compensation of $3,000 plus up to four weeks accrued vacation each year.

3. Termination and Severance. The Employee's employment may be terminated as follows:

    A. At the Employee's Option. Subject to the Company's right to terminate the Employee pursuant to paragraphs 3.B and 3.C below, the Employee may terminate his employment hereunder for any reason at any time upon at least sixty (60) days' prior written notice. In the event the Employee terminates his employment pursuant to this paragraph 3.A, the Employee shall not be entitled to any severance payments pursuant to paragraph 3.D hereof. If the Employee becomes disabled for such period of time and under circumstances which entitle him to receive disability benefits under the terms of any disability policy now maintained or to be purchased for the Employee by the Company, then the Board of Directors of the Company, in its discretion, may elect to terminate the Employee's employment by reason of such disability. In the event of such termination the Employee shall be entitled to severance payments pursuant to Paragraph 3D hereof, less the "before income tax" value of disability benefits received under said disability policy.

    B. At the Election of the Company for Just Cause. Notwithstanding paragraph 3.A, the Company may, immediately and unilaterally, terminate the Employee's employment for just cause at any time during the term of this Agreement by notice to the Employee. Termination of the Employee's employment by the Company shall constitute a termination for just cause if such termination is for one or more of the following reasons: (i) Employee's conviction in a court of law of any crime or offense, which conviction makes him unfit for continuing employment, prevents him from effective management of the Company or materially adversely affects the reputation or business activities of the Company; or (ii) dishonesty or willful misconduct which adversely affects the reputation or business activities of the Company, or misappropriation of funds. In the event that the Company exercises its right to terminate the Employee's employment under this paragraph 3.B, the Employee shall not be entitled to receive any severance or other termination benefits.

    C. At the Election of the Company for Reasons Other than Just Cause. Notwithstanding paragraph 3.A, the Company may, immediately and unilaterally, terminate the Employee's employment at any time without cause by giving written notice to the Employee of the Company's election so to terminate. In the event that the Company exercises its right to terminate under this paragraph 3.C, the Employee shall be entitled to receive severance payments and benefits from the Company as determined in accordance with paragraphs 3.D and 3.E, respectively, below.

    D. Severance Payments. In the event that the Employee's employment with the Company is terminated at the Company's option pursuant to paragraph 3.C, the Employee shall be entitled to receive severance payments from the Company during the period beginning on the date of termination and ending one year from the date of termination (the "Severance Period"); provided, however, that if the Employee's employment is terminated at the Company's option pursuant to Paragraph 3.C within 12 months of the completion of a "Change in Control," the Employee shall be entitled to receive severance payments from the Company during the period beginning on the date of termination and ending eighteen (18) months from the date of termination (the "Extended Severance Period"). Such severance payments shall be equal to the Employee's monthly salary as of the date of termination and shall be made in accordance with the Company's then current payroll practices and will be subject to all applicable federal, local and state withholding, payroll and other taxes.

For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) all or substantially all of the assets of the Company are sold or transferred to one or more third parties, or the Company consolidates or merges with another corporation, unless the stockholders of the Company prior to such transaction continue to own a majority of the combined voting power of the surviving corporation's (or its parent's) outstanding voting securities.

    E. Benefits Continuation. During the Severance Period and Extended Severance Period, the Employee will continue to be entitled to participate in the Company's group health plan and Officer Life Program. The date on which the Employee's Severance Period or Extended Severance Period ends shall be the date of the "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and Employee will receive COBRA information under separate cover at that time.

    F. Suspension of Payments and Benefits. The Company may, in its discretion, suspend any or all of the foregoing severance payments and benefits in the event Employee materially breaches the provisions of this Agreement or the provisions of the Invention Disclosure and Confidentiality Agreement described in Section 5 hereof.

4.  Non-Competition and Non-Solicitation.

    A. Non-Competition. During the term of Employee's employment with the Company and until the expiration of one year after the Severance Period or Extended Severance Period, as the case may be (the "Non-Compete Period"), the Employee will not, without the Company's prior written consent, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity which is or plans to be in competition in the United States with any of the products or services marketed, distributed, sold or otherwise provided by the Company at such time. The ownership by the Employee of not more than one percent of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on NASDAQ shall not be deemed, in and of itself, to violate the prohibitions of this paragraph.

    B. Non-Solicitation. During the Non-Compete Period, the Employee will not, directly or indirectly, employ any person who is employed by the Company at any time during the term hereof, or in any manner seek to induce any such person to leave his or her employment with the Company. In addition, the Employee will not knowingly permit any company or business organization in which the Employee is an officer of director or which is directly or indirectly controlled by the Employee, to employ or in any manner seek to induce any such person to leave his or her employment with the Company.

    C. Irreparable Harm. The Employee agrees that the breach of this provision by the Employee will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the Employee's obligations hereunder.

    D. Survival. The Employee hereby agrees and understands that the Employee's obligations under this Agreement shall survive the termination of the Employee's employment regardless of the manner of such termination and shall be binding upon the Employee's heirs, executors, administrators and legal representatives.

5. Invention Disclosure, Confidentiality and Noncompetition Agreement. The Employee hereby agrees to enter into the Invention Disclosure and Confidentiality Agreement in the form attached hereto as Appendix A effective as of April 10, 1989.

6. General Provisions. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement and the Invention Disclosure and Confidentiality Agreement constitute the entire agreement between the parties concerning the subject matter hereof and supersedes any prior negotiations, understandings or agreements concerning the subject matter hereof, whether oral or written, including the letter agreement between the Employee and the Company dated February 4, 1990. This Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in writing, signed by both the Company and the Employee. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement but this Agreement shall be construed and reformed to the fullest extent possible. Nothing in this Agreement shall be construed as a contract of employment for a specific term or create any obligation on the part of the Company or any other person or entity to continue Employee's employment with the Company. Employee may not assign any of his rights and obligations under this Agreement except by will or by the laws of descent and distribution; the rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has executed this Severance Agreement under seal as of the date and year first written above.

CANDELA LASER CORPORATION                    EMPLOYEE


By:  Kenneth D. Roberts                      Gerard E. Puorro
     ------------------                      ----------------
     Kenneth D. Roberts,                     Gerard E. Puorro
     Chairman of the Board of Directors

                INVENTION DISCLOSURE, CONFIDENTIALITY
                    AND NON-COMPETITION AGREEMENT
                       FOR EXECUTIVE OFFICERS

                      CANDELA LASER CORPORATION
                        530 Boston Post Road
                    Wayland, Massachusetts 01778

                              RECITALS

A. CANDELA LASER CORPORATION (the "Company") is involved in an extremely competitive industry in which confidentiality is a valuable asset.

B. This Agreement addresses the issues of disclosure and assignment of inventions and copyrightable material, non-disclosure of confidential information and trade secrets, and non-competition with the Company.

C. This Agreement was made available to me several days prior to the date hereof so as to provide me with an adequate amount of time in which to read the entire Agreement and review its provisions with my counsel and advisors.

D. The importance of the matters that are the subject of this Agreement was explained to me by the Company.

E. The Company has given me the opportunity to inquire as to the meaning of the provisions of this Agreement and has adequately answered all questions I have posed to the Company.

F.  I understand the meaning and effect of the terms of this Agreement.

NOW, THEREFORE, in consideration of the covenants herein and for other good and valuable consideration including my employment by the Company or continuation of such employment, or the receipt of compensation including salary, increase in salary, bonuses or stock options, I hereby covenant and agree with the Company (which term shall include any parent, subsidiary or successor to CANDELA LASER CORPORATION) as follows:

                              ARTICLE I

                      Disclosure of Inventions

I agree that I will forthwith communicate in writing to the Board of Directors of the Company, or such officer or individual as the Board of Directors of the Company may from time to time designate, a full and complete disclosure of any and all research and other information, inventions, developments, discoveries and improvements made, developed and/or conceived and/or reduced to practice by me alone or jointly with others (i) while in the employ of the Company and (ii) during a one [1] year period following the termination of my employment or other association with the Company but as a direct result of such employment.

This provision shall apply to products or improvements to such products sold or contemplated to be sold by the Company.

                             ARTICLE II

                      Assignment of Inventions

2.1 I agree to, and hereby do, assign and transfer to the Company, or its nominee or designee (without any separate remuneration or compensation to me other than the wages and/or salary received, or compensation assigned to me from time to time in the course of my aforesaid employment), all my right, title and interest throughout the world in and to any research and other information, inventions, discoveries and improvements, together with the right to file and/or own wholly and without restriction applications for United States and foreign patents and trademarks and any patent and trademark issued or issuing thereon.
I will promptly disclose to the Company the research and other information, inventions, discoveries and improvements specified thereon, (i) while in the employ of the Company and (ii) during a one (1) year period following the termination of my employment or other association with the Company but as a direct result of such employment. I agree to execute all appropriate patent applications for securing all United States and foreign patents on all such inventions, discoveries and improvements and to do, execute and deliver any and all acts and instruments that may be necessary or proper to vest all such inventions, discoveries and improvements and patents (both United States and foreign) in the Company, or its nominee or designee, and to enable the Company, or its nominee or designee, to obtain all such letters patent; and that I will render to the Company, or its nominee or designee, all such assistance as it may require in the prosecution of all such patent applications and applications for the reissue of such patents, but the expense of all such assignments and patent applications or all other proceedings referred to hereinabove, shall not be a charge upon me. I will execute, upon request, documents which secure to the Company the interests here conveyed, provided that all fees or payments connected with the execution of the documents shall not be a charge upon me.

2.2 I will assist, upon request, in locating writings and other physical evidence of the making of my inventions and provide unrecorded information relating to them, and give testimony in any proceeding in which any of my inventions of any application or patent directed thereto may be involved, provided that compensation shall be paid for such services. To the extent reasonably feasible, the Company will use its best efforts to request such assistance at times and places as will least interfere with any other employment of mine.

2.3  Any invention relating to the Company's business disclosed by me within one
(1) year following the termination of my employment shall be deemed to be a "Company" or "other" invention, unless proved to have been conceived after such termination.

2.4 I agree that there are no inventions excluded by this Agreement except those I have enumerated and described in Exhibit A of this Agreement.

                             ARTICLE III

                       Unauthorized Disclosure

3.1 I agree that I will not, without first obtaining the written approval of the Board of Directors of the Company, or of such officer or individual as the Board of Directors of the Company may from time to time designate, divulge or disclose to anyone outside of the Company, whether by private communications or by public address or publication, or otherwise, any information not already lawfully available to the public concerning any inventions, developments, specifications, technical and engineering data, methods or reports relating to the business of the Company, or any other corporation, firm or person for whom the Company is conducting or shall conduct research services or is providing or shall provide other services, whether supplied by the Company, or such other corporation, firm or person, or whether made, developed and/or conceived by me or by others in the employ of the Company. All originals and copies of any such specifications, technical and engineering data, methods of reports, or other written materials relating to the business of the Company, however and whenever produced, shall be the sole property of the Company, not to be removed from the premises or custody of the Company without in each instance first obtaining written consent or authorization of the Board of Directors or of such officer or individual as the Board of Directors of the Company may from time to time designate, and shall be surrendered to the Company upon termination of my employment.

3.2 In addition, I agree that I will not directly or indirectly publish or cause to be published any article containing or disclosing any information about the Company or reported or received by the Company from any corporation, firm or person with whom the Company shall be under contract to provide research service, without the prior written authorization of the Board of Directors of the Company or of such officer or individual as the Board of Directors may from time to time designate.

3.3 I acknowledge that the Company from time to time may have agreements with other persons or with the United States government or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the Company's obligations.

                             ARTICLE IV

                              Copyright

I will promptly disclose to the Company all copyrightable material which I produce, compose or write, individually or in collaboration with others, which arises out of work delegated to me by the Company; and, at the expense of the Company, I will assign to it all my interest in such copyrightable material and will sign all papers and do all other acts necessary to assist the Company to obtain copyright registration of such material in any and all countries.

                              ARTICLE V

                            Trade Secrets

5.1 I will not during my employment by the Company or afterwards, disclose to others or use my own benefit any trade secrets acquired by me from the Company, its customers, suppliers, consultants or affiliates, except to the extent that the disclosure of such trade secrets is necessary to perform my duties and fulfill my responsibilities as an employee of the Company. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade Secrets can include, by way of example only, products under development, production methods and processes, sources of supply, materials used in manufacture, customer lists, cost of parts and materials, marketing plans and strategies, price lists, information concerning the filing or pendency of patent applications, and documents marked "confidential".)

5.2 I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

                             ARTICLE VI

INTENTIONALLY LEFT BLANK

                             ARTICLE VII

                          Former Employers

7.1 I represent and warrant that my employment by the Company will not conflict with and will not be constrained by any prior or current employment, consulting agreement or relationship whether oral or written. I represent and warrant that I do not possess confidential information arising out of such employment, consulting agreement or relationship which, in my best judgment, would be utilized in connection with my employment by the Company.

7.2 If, I should find that confidential information belonging to any other person or entity might be usable in connection with the Company's business, I will not intentionally disclose to the Company any confidential information belonging to any of my former employers; but during my employment by the Company I will use in the performance of my duties all information which is generally known and used by persons with training and experience comparable to my own all information which is common knowledge in the industry or otherwise legally in the public domain.

                             ARTICLE VIII

                             Arbitration

Any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof, if not earlier resolved by the parties hereto, shall be settled by arbitration in accordance with the rules then in force of the American Arbitration Association. This Agreement to arbitrate shall be enforceable and judgment upon any award rendered by all or a majority of the arbitrators may be entered in any court having jurisdiction. The arbitration shall be held in Boston, Massachusetts. This agreement shall be governed by and enforced in accordance with the laws of Massachusetts.

                              Exhibit A


  Description of Inventions Excluded from this Agreement.  (If none, write
"none".)


  None


ACCEPTED AND AGREED:


Gerard E. Puorro
----------------
Gerard E. Puorro (EMPLOYEE)


April 10, 1989
--------------
DATE




ACCEPTED AND AGREED:

CANDELA LASER CORPORATION


KENNETH D. ROBERTS
------------------
KENNETH D. ROBERTS,
CHAIRMAN OF THE BOARD